UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2006

Covalent Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21145	56-1668867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-9533

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Covalent Group, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K initially filed with the Securities and Exchange Commission on July 7, 2006 (the “Initial Form 8-K”) to add Item 3.02. All of the other information set forth in the Initial Form 8-K is otherwise unchanged and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of the Initial Form 8-K is hereby incorporated by reference in this Item 3.02.

Pursuant to the terms of the Amended Agreement, which is dated July 6, 2006, the Company agreed to pay $13 million in unregistered shares of its common stock, $.001 par value (“Shares”) and $4 million in cash, and, under the terms of an earn-out provision in the Amended Agreement, to pay up to an additional $3 million in unregistered Shares, in consideration for the Company’s acquisition of all of the capital stock of Remedium Oy, a Finnish corporation (“Remedium”). The number of Shares the Company is obligated to issue if the acquisition is consummated ranges from (i) a minimum of 4,593,639, if the “closing price” at which the Shares are issued is the $2.83 maximum specified in the Amended Agreement and the Company is not required to issue any earn-out shares, to (ii) a maximum of 8,839,779, if the “closing price” at which the Shares are issued is the $1.81 minimum specified in the Amended Agreement and the Company is required to issue the maximum number of earn-out shares. The “closing price” will be determined in accordance with the Amended Agreement based on the weighted average price of the Shares over the period from June 15, 2006 through the third trading day prior to closing. The Shares will be issued in reliance upon the exemption from registration under the Securities Act of 1933 (the “Act”) provided by Section 4(2) of the Act. The Amended Agreement, pursuant to which the Shares are to be issued, was privately negotiated with the nine stockholders of Remedium, all of whom are non-US persons, and the transaction has not involve any general solicitation. The Remedium stockholders will acquire the Shares subject to applicable securities laws relating to any disposition of the Shares, including, without limitation, the resale restrictions imposed by Rule 144 promulgated under the Act. The certificates representing the Shares will contain a customary restrictive legend and the Company will cause its transfer agent to note stop transfer instructions with respect to the Shares.

The consummation of the transactions contemplated by the Amended Agreement, including the issuance of the Shares, is subject to significant closing conditions that include the approval of certain matters by the Company’s stockholders at the Company’s annual meeting of stockholders to be held on October 20, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covalent Group, Inc.
Registrant

/s/ Lawrence R. Hoffman
Dated: August 31, 2006	Name:	Lawrence R. Hoffman
	Title:	Executive Vice President, General Counsel, Secretary and Chief Financial Officer